Exhibit 99.1

OpenText Signs Definitive Agreement to Acquire Certain

Customer Experience Software Assets of HP Inc.

Acquisition to Strengthen OpenText Enterprise Information Management Offerings

Waterloo, Ontario, April 18, 2016 – Open Text Corporation (NASDAQ: OTEX) (TSX: OTC), a global leader in Enterprise Information Management announced today it has entered into a definitive agreement to acquire certain customer experience software and services assets from HP Inc. (NYSE: HPQ). The software assets acquired include HP TeamSite, a modern multi-channel digital experience management platform for web content management, HP MediaBin, a digital asset management solution, HP Qfiniti, an intelligent workforce optimization solution designed to improve enterprise contact center management, as well as HP Explore, HP Aurasma, and HP Optimost.

More information on these solutions can be found at www.hpengage.com.

OpenText expects that the acquisition will complement its current software portfolio, particularly its Customer Experience Management and Cloud offerings, allowing OpenText to better serve its customers by offering them a wider selection of software solutions. In addition, this acquisition is expected to enhance the multi-channel digital experience of OpenText’s customers by providing them with leading software products in marketing optimization, mobile marketing, and voice of the customer programs.

OpenText looks forward to welcoming the HP Inc. Customer Experience Software employees, customers, and partners to OpenText upon close of the transaction.

Terms of the Agreement

The transaction purchase price is approximately $170 million. The Customer Experience software business being acquired is expected to generate between $85m and $95m of annualized revenues, be immediately accretive and be on the OpenText operating model within the first 12 months after closing. The transaction is expected to close in the fourth quarter of fiscal 2016 and is subject to customary regulatory approvals and closing conditions.(1)

More information can be found in our presentation at investors.opentext.com.

About OpenText

OpenText is the largest independent software provider of Enterprise Information Management (EIM). For more information please visit www.opentext.com.

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Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may contain words considered forward-looking statements or information under applicable securities laws. These statements are based on OpenText’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which the company operates. These statements are subject to important assumptions, risks and uncertainties that are difficult to predict, and the actual outcome may be materially different. OpenText’s assumptions, although considered reasonable by the company at the date of this press release, may prove to be inaccurate and consequently its actual results could differ materially from the expectations set out herein. For additional information with respect to risks and other factors which could occur, see OpenText’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC and other securities regulators. Unless otherwise required by applicable securities laws, OpenText disclaims any intention or obligations to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

2016 Open Text Corporation. OpenText is a trademark or registered trademark of OpenText SA and/or Open Text ULC. The list of trademarks is not exhaustive of other trademarks, registered trademarks, product names, company names, brands and service names mentioned herein are property of OpenText SA or other respective owners. All rights reserved. For more information, visit: http://www.opentext.com/2/global/site-copyright.html_SKU.

OTEX-MNA

Notes

(1) All dollar amounts in this press release are in US dollars unless otherwise indicated.

Further information:

Greg Secord

Vice President, Investor Relations

Open Text Corporation

San Francisco: (415) 963-0825

gsecord@opentext.com

Kasey Holman

Vice President, Corporate Communications

Open Text Corporation

San Francisco: (650) 302-4191

kholman@opentext.com

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